Seward & Kissel LLP
                               1200 G Street, N.W.
                              Washington D.C. 20005


                            TELEPHONE: (202) 737-8833
                            FACSIMILE: (202) 737-5184
                                 WWW.SEWKIS.COM


                                                July 30, 2002


Forum Funds
Two Portland Square
Portland, Maine 04101

Ladies and Gentlemen:


         We consent to the continued inclusion as an exhibit to the Registration Statement of Forum Funds of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date.




                                        Very truly yours,


                                        /s/ SEWARD & KISSEL LLP
                                            Seward & Kissel LLP